AMENDED AND RESTATED BYLAWS

                                       OF

                       ELECTRONIC SENSOR TECHNOLOGY, INC.

                              a Nevada corporation

                             As adopted June 6, 2008

      (these Amended and Restated Bylaws replace any former Bylaws in their entirety previously adopted by Electronic Sensor Technology, Inc.
                         f/k/a Bluestone Ventures Inc.)

                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1.1    Stockholder Meeting.

                    Annual Meetings. The Board of Directors shall, if required by applicable law, hold an annual meeting of stockholders and may otherwise choose to hold an annual meeting of stockholders. If an annual meeting of stockholders is held, such annual meeting may be held in June of each year or on such date as may be fixed, from time to time, by a majority of the Board of Directors.

                    Special Meetings. Special meetings of the stockholders may be called on the order of the President or of a majority of the Board of Directors.

                    Notices of Meetings. The President or Secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting where stockholders are required or authorized to take any action at such meeting, at least ten (10) days, but not more than sixty (60) days, before the date of the meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

     Section 1.2    Quorum.

                    Except as otherwise provided by law or in the Articles of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum.

     Section 1.3    Organization.

                    The Chairman of the Board, if any, or in his or her absence the President, or in their absence any officer of the Corporation, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board of Directors fails to act, the stockholders may appoint any stockholder or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all officers.

                    The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 1.4    Voting.

                    At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. If a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any matter brought before such meeting (other than the election of directors), unless the question is one upon which, by express provision of law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                    Directors of the Corporation must be elected by a plurality of the votes cast in such election. Those candidates for directors properly nominated and receiving the highest number of votes, up to the number of directors to be elected, shall be elected directors of the Corporation.

     Section 1.5    Action Without Meeting.

                    Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     Section 1.6    Dispute as to Entitlement of Vote.

                    In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

     Section 1.7    Proxy.

                    Each stockholder entitled to vote at an annual or special meeting may do so either in person or by proxy. A form of proxy must be in writing under the hand of the appointer or of his or her attorney duly authorized in writing, or, if the appointer is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxy holder need not be a stockholder of the Corporation.

                    A form of proxy and the power of attorney or other authority, if any, under which it is signed or a facsimiled copy thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting. In addition to any other method of depositing proxies provided for in these Bylaws, the Board of Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for depositing the proxies not exceeding forty-eight (48) hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of stockholders.

                    No proxy is valid after the expiration of six (6) months from the date of its creation, unless otherwise specified in the proxy. In no event shall the terms of a proxy exceed seven (7) years from the date of its creation, unless it is deemed irrevocable and is coupled with an interest sufficient in law to support an irrevocable power.
Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of Nevada.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.1    Number and Term of Office.

                    The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be not less than one (1) and not more than nine (9); provided, however, that the Board of Directors, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. Except as provided in Section 4.3 below, the directors shall be elected by the holders of shares entitled to vote thereon at a meeting of stockholders, in person or by proxy, in accordance with Section
1.4. Each shall serve (subject to the provisions of Article IV) until the next annual meeting of stockholders, unless removed in accordance with Section 4.2.

     Section 2.2    Chairman of the Board of Directors.

                    The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman of the Board shall be subject to the control of and may be removed by the Board of Directors. He or she shall perform such duties as may from time to time be assigned to him by the Board of Directors.

     Section 2.3    Duties, Powers, and Remuneration of Directors.

                    The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except for those powers conferred upon or reserved for the stockholders or any other persons as required under Nevada state law, the Articles of Incorporation or by these Bylaws. The remuneration of the directors may from time to time be determined by the Board of Directors.

     Section 2.4    Meetings.

                    The Board of Directors will typically meet four (4) times a year. Meetings will be called by the Chairman of the Board at such time and place as he directs. A majority of the Board of Directors may call a meeting without the concurrence of the Chairman of the Board.

     Section 2.5    Quorum and Organization of Meetings.

                    A majority of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business. In the event a meeting is held without a majority present, issues may be acted on where proxy votes have been obtained sufficient to complete the quorum.

     Section 2.6    Committees.

                    The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its chairman, fix its rules and procedures, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given. All actions taken by committee shall be recorded in minutes of the meetings and shall report them to the Board of Directors at such times as the Board of Directors may from time to time require. The Board of Directors has the power at any time to revoke or override the authority given to or acts done by any Committee.

     Section 2.7    Action Without Meeting.

                    Nothing contained in these Bylaws shall be deemed to restrict the power of the Board of Directors or of any committee designated by the Board of Directors to take any action required or permitted to be taken by them without a meeting. A resolution consented to in writing, whether by facsimile or other method of transmitting legibly recorded messages, by all of the directors constituting the Board of Directors or committee thereof, as applicable, is as valid as if it had been passed at a meeting of the Board of Directors or such committee duly called and held. A resolution may be in two or more counterparts, which together are deemed to constitute one resolution in writing. A resolution must be filed with the minutes of the proceedings of the Board of Directors and is effective on the date stated on it or on the latest date stated on a counterpart.

     Section 2.8    Telephone Meetings.

                    Nothing contained in these Bylaws shall be deemed to restrict the power of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of telephonic conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 2.9    Notice Regarding Conflict of Interest.

                    A director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds an office or possesses property whereby, directly or indirectly, a duty or interest might be created to conflict with his or her duty or interest as a director, shall declare to the Board of Directors the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a director, as the case may be.

                                   ARTICLE III

                                    OFFICERS

     Section 3.1    Executive Officers.

                    The executive officers of the Corporation shall be a President/Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect or appoint such other officers as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices and an officer may also act as a director. All executive officers, except for the President/Chief Executive Officer, who want to serve as directors in other for-profit corporations must first obtain permission to do so from the President/Chief Executive Officer. If the President/Chief Executive Officer wants to serve as a director in other for-profit entities, the President/Chief Executive Officer must obtain prior approval from the Board of Directors. Failure by any executive officers to obtain the above-described approval prior to serving as a director of another for-profit entity shall be grounds for removal from office.

     Section 3.2    Term of Office.

                    Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 3.3    Powers and Duties.

                    (a) President/Chief Executive Officer. The President/Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors. The President/Chief Executive Officer shall be required to attend all meetings of the Board of Directors unless the Board of Directors decides otherwise or the Board of Directors designates the meeting as an executive session.

                    (b) Vice President. The Board of Directors may appoint one or more Vice Presidents to perform the duties and fulfill the obligations of the President/Chief Executive Officer in the absence of the President/Chief Executive Officer, and to have such other powers as may from time to time be prescribed by the Board of Directors.

                    (c) Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or, in the absence of the Secretary, any other executive officer of the Corporation, shall have authority to affix the seal to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or any other executive officer of the Corporation.

                    (d) Assistant Secretary. The Board of Directors may appoint an Assistant Secretary to perform the duties and fulfill the obligations of the Secretary in the absence of the Secretary, and to have such other powers as may from time to time be prescribed by the Board of Directors.

                    (e) Treasurer/Chief Financial Officer. The Treasurer/Chief Financial Officer shall be the chief financial officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer/Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President/Chief Executive Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requests, an account of all transactions as Treasurer/Chief Financial Officer and of the financial condition of the Corporation. The Treasurer/Chief Financial Officer shall perform such other duties as may from time to time be prescribed by the Board of Directors. The Treasurer/Chief Financial Officer shall be required to attend all meetings of the Board of Directors unless the Board of Directors decides otherwise or the Board of Directors designates the meeting as an executive session.

                    (f) Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer to perform the duties and fulfill the obligations of the Treasurer/Chief Financial Officer in the absence of the Treasurer/Chief Financial Officer, and to have such other powers as may from time to time be prescribed by the Board of Directors.

                    (g) Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such powers as maybe prescribed from time to time by the Board of Directors.

     Section 3.4    Conflict of Interest.

                    Each officer of the Corporation who holds office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the President/Chief Executive Officer the fact and the nature, character and extent of the conflict.

     Section 3.5    Remuneration.

                    The remuneration of the officers of the Corporation may from time to time be determined by the Board of Directors, or a committee thereof.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

     Section 4.1    Resignations.

                    Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President/Chief Executive Officer, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time not be specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     Section 4.2    Removals.

                    The Board of Directors, by a vote of not less than a majority of the Board of Directors, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

     Section 4.3    Vacancies.

                    Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a majority of the directors then in office or, in the case of any vacancy in the office of any director, by the stockholders who are at the time entitled to vote at an election of directors, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his or her successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he or she shall (subject to the provision of this Article IV) hold office for the unexpired term of his or her predecessor.

                                    ARTICLE V

                        CERTIFICATES REPRESENTING SHARES

     Section 5.1    Stock Certificates.

                    The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. The certificates shall be signed by or in the name of the Corporation by the President/Chief Executive Officer and by the Treasurer/Chief Financial Officer or the Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the President/Chief Executive Officer and Treasurer/Chief Financial Officer or Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     Section 5.2    Transfer of Shares.

                    Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his, her or its duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock, properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization, and any other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon. If a stock certificate represents more than one share and the registered owner surrenders it to the Corporation with a written request that the Corporation issue in his or her name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate surrendered, the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such request. The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 5.3       Fixing Record Date.

                    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. Where no record date is fixed for the determination of stockholders entitled to notice of a meeting, the day prior to the date on which the notice is mailed or, if such notice is waived, the day prior to the date the meeting is held, is the record date for such determination. Where no record date is fixed for the determination of stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, the date such dividend, distribution or allotment of rights was approved by the Board of Directors, is the record date for such determination. Otherwise, such record date shall be set in accordance with applicable law.

     Section 5.4    Lost Certificates.

                    The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

     Section 5.5    Regulations.

                    The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     Section 6.1    Indemnification.

                    The Corporation shall indemnify its officers and directors to the fullest extent permitted by law; provided, however, that the Corporation shall only be required to indemnify its officers and directors in connection with any action, suit or proceeding initiated by such officer(s) or director(s) if such action, suit or proceeding was authorized by the Board of Directors. The Corporation may, in the discretion of the Board of Directors, indemnify its employees, agents and those persons serving in any other capacity for or on behalf of the Corporation to the fullest extent permitted by law.

     Section 6.2    Expenses.

                    Expenses (including attorneys' fees) of each officer and director hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6.3    Nonexclusivity.

                    The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Section 6.4    Insurance.

                    The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

     Section 6.5    Severability.

                    If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                                   ARTICLE VII

                                BORROWING POWERS

     Section 7.1    Borrowing Powers.

                    The Board of Directors may from time to time on behalf of the Corporation:

                    (a) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

                    (b) issue bonds, debentures and other debt obligations either outright or as security for liability or obligation of the Corporation or another person; and

                    (c) mortgage, charge, whether by way of specific or floating charge, and give other security on the undertaking, or on the whole or a part of the property and assets of the Corporation (both present and future).

     Section 7.2    Conditions on Issuance of Debt Obligations.

                    A bond, debenture or other debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with a special privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at stockholder meetings of the Corporation, appointment of directors or otherwise, and may by its terms be assignable free from equities between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Board of Directors may determine.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1    Corporate Seal.

                    The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

     Section 8.2    Fiscal Year.

                    Unless otherwise fixed by resolution of the Board of Directors, the calendar year shall be the fiscal year of the Corporation.

     Section 8.3    Notices and Waivers Thereof.

                    Whenever any notice is required by law, the Articles of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, or facsimile (provided confirmation of the facsimile is received), addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable, or facsimile shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid. Whenever any notice is required to be given by law, the Articles of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     Section 8.4    Stock of Other Corporations or Other Interests.

                    Unless otherwise ordered by the Board of Directors, the President/Chief Executive Officer, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President/Chief Executive Officer, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President/Chief Executive Officer, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation power of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

                    The holder of shares entitled at the time to vote thereon shall have the power to adopt, amend, or repeal the Bylaws of the Corporation by a vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have the power equal in all respects to that of the stockholders to adopt amend, or repeal the Bylaws by a vote of not less than a majority of the Board of Directors. However, any Bylaw adopted by the Board of Directors may be amended or repealed by a vote of the holders of a majority of the shares entitled at the time to vote thereon.

                            CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     l. That I am the duly elected and acting Secretary of Electronic Sensor Technology, Inc., a Nevada corporation; and

     2. That the foregoing Bylaws constitute the Bylaws of said Corporation as duly adopted by action of the Board of Directors of the Corporation taken on June 6, 2008.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 6th day of June, 2008.

                                                           /s/ Philip Yee
                                                           ---------------------
                                                           Philip Yee, Secretary